U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                              FORM 8-K

                            CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2001

                           JustWebIt.com, Inc.
        (Exact name of registrant as specified in its charter)

                                 Nevada
      (State or jurisdiction of incorporation or organization)

                                033-05902
                         (Commission File Number)

                                22-2774460
                (I.R.S. Employer Identification Number)

       460 East 800 North, Orem, Utah                           84097
 (Address of principal executive offices)                    (Zip Code)

            Registrant's telephone number:  (801) 222-0202

    (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On February 16, 2001, the Registrant entered into an
Exclusive Product License and Distribution Agreement ("Agreement") with Pelham Associates, Inc. (attached as Exhibit 10 to this Form 8-K). The Agreement grants to the Registrant the exclusive license to software and documentation known as Domain Name Registration SDK and Branding Kit ("Product"), thereby transferring to the Registrant all of Pelham's rights to manufacture, distribute or otherwise utilize the Product.

The Registrant believes that the license granted under the Agreement will allow for custom vertical market offerings. The Registrant further believes that this will provide the most user-friendly, intuitive places and ways to buy domain names. This Product will enable the Registrant to mix end-user applications, as well as to allow for backend suite registration. The Registrant believes that the Product will also allow backend credit management and account integration to enable custom offerings like domain search and purchase applications, vertical applications, such as gift certificate domain registrations, and other similar related applications.

In addition, the Agreement grants to the Registrant the license to copy the Product in object code and to copy, sell, distribute, utilize or otherwise transfer the Product on an exclusive basis. The Agreement includes the right to use the name Domain Name Registration SDK and Branding Kit in connection with licensing the Product, as it currently exists, and allow the Registrant to modify it for third parties. The Agreement has a term which ends on January 4, 2005. In consideration for the Agreement, the Registrant will pay to Pelham 5,000,000 shares of restricted common stock of the Registrant.

ITEM 5.  OTHER EVENTS.

Gary Borglund, a member of the Board of Directors of the Registrant, has replaced Jon Richard Marple as President of the Registrant. Furthermore, Mr. Marple has resigned from the Board of Directors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

Since the net book value of the consideration given in connection with the acquisition of the asset under the Agreement exceeds the total assets of the Registrant as reflected in its unaudited balance sheet as of September 30, 2000, then pursuant to Article 11 of Regulation S-X, pro forma financial information will be furnished. It is impracticable to provide the required financial information at the time this Form 8-K is filed; this information will be filed as an amendment to this filing not later than 60 days after the filing of this report.

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to
Item 601 of Regulation S-B.

                             SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   JustWebIt.com, Inc.



Dated: March 2, 2001               By: /s/ Gary Borglund
                                   Gary Borglund, President

                          EXHIBIT INDEX

Number                      Exhibit Description

10     Exclusive Product License and Distribution Agreement (see below).

                              EX-10
        EXCLUSIVE PRODUCT LICENSE AND DISTRIBUTION AGREEMENT


                   EXCLUSIVE PRODUCT LICENSE
                              AND
                    DISTRIBUTION AGREEMENT

This Agreement is entered into by and between Pelham Associates, Inc., with an address of 3900 Birch Street, Suite 113, Newport Beach, California, 92660 ("Licensor"), and JustWebIt.com, Inc., with an address of 9 Mesa Lane, Colorado Springs, Colorado, 80906 ("Licensee").

                              Recitals:

Whereas, Licensor is the sole owner of an Exclusive License to software and documentation known as Domain Name Registration SDK and Branding Kit (collectively the "Product"); and

Whereas, Licensor desires to grant an Exclusive License to the Product to Licensee, thereby transferring all of Licensor's rights to manufacture, distribute or otherwise utilize the Product.

Now, therefore, the parties, intending to be bound hereby, agree as follows:

                                 I.

Grant of License. Licensor hereby grants to Licensee a license to copy the Product in object code as licensed hereunder, and to copy, sell, license, distribute, utilize or otherwise transfer the Product on an exclusive basis. Said License shall include the right to use the name Domain Name Registration SDK and Branding Kit in connection with licensing the Product, as it currently exists and as Licensee may modify it, to third parties. Said License shall be from the date of execution of this Agreement to January 4, 2005. In consideration for the granting of this License to the Licensee, the Licensee will pay to the Licensor five million (5,000,000) shares of restricted common stock of Licensee, as defined in Paragraph IX of this Agreement.

                                II.

Product Description: Domain Name Registration SDK and Branding Kit. This Domain Name Registration SDK allows for custom vertical market offerings to provide the most user-friendly, intuitive places and ways to buy domain names. This SDK will enable the mixing of end user applications, and a backend registration suite.

This SDK will allow backend credit management and account integration to enable custom offerings like domain search and purchase applications, vertical applications like gift certificate domain registrations and other similar related applications.

                                III.

Source Code. Where the source code is made available to Licensee to Licensor, and as a condition of such release, all changes and modifications to the source code must be sent to the Licensor and become the exclusive property and copyright of the Licensor.

Any third party technology required in compiling, assembling and distributing the Product or Products must be purchased or licensed by the Licensee at the Licensee's request.

Changes made by the Licensor at the request of the Licensee become the exclusive property and copyright of the Licensor, subject to the use by Licensee during the term of this Agreement, regardless of compensation to the Licensor for said changes, modifications and features.

                                IV.

Term. The initial term of this Agreement shall commence on the date of the execution of this Agreement and shall end on January
4, 2005. Licensor shall promptly advise Licensee of all modifications made to the Product.

                                V.

Disclosure of Technology. Within ten (10) days after the effective date of this Agreement, Licensor shall deliver to Licensee the following:

(A) Master diskettes containing the latest shipping version of the Product, help files and all of Licensor's technology necessary to distribute the latest version of the Product.

(B) A current list of the known features and "bugs", if any, of the Product.

(C) If available, a list of proposed enhancements, improvements and fixes.

                                   VI.

Ownership. Subject to the license granted hereunder, all right, title and interest in the Product licensed hereunder shall belong to the Licensor and Licensee shall not have any rights, title and/or interest other than that provided in this License Agreement. Licensor shall retain copyright and ownership of any changes, maintenance, upgrades, customization, marketing and promotional materials relating to the Licensed Product not completed by Licensor or undertaken by Licensee. Such tasks shall include but not be limited to special drivers, add-ons, extensions, language porting, operating system development, text revision, messages, help files, manuals, packaging and other related work product.

                                VII.

Bundling and OEM Licensing. Licensee may publish, OEM, site-license or market Product as a component of a bundled or multi-product package.

                                VIII.

Version Upgrades. For the term of this Agreement, Licensor shall furnish Licensee with all version upgrades upon completion; however the parties acknowledge that the Licensor is under no obligation to upgrade the Product beyond the version provided to Licensee at the commencement of this Agreement.

                                 IX.

Payment for License. In consideration of the rights and licenses granted to Licensee herein, Licensee shall pay to Licensor five million (5,000,000) shares of restricted common stock of Licensee immediately upon the execution of this Agreement, provided that all terms of this Agreement that are to be completed concurrently with the execution of this Agreement must have been fulfilled by Licensor and Licensee. The stock to be issued to Licensor under this Agreement will be restricted under
Section 144 of the Securities Act of 1933 ("Restricted Securities"). Licensor understands that as Restricted Securities under the federal securities laws, the shares are not being issued under a public offering and that under such laws and applicable regulations, such securities may not be resold without registration under the Securities Act of 1933, except in certain limited circumstances. Licensor represents that it is familiar with Restricted Securities and understands the resale limitations imposed thereby and by the Act. It is understood that the certificates evidencing the stock may bear the following legends: 1) The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state of the United States ("State Acts"). The securities evidenced by this certificate may not be offered, sold or transferred for value, directly or indirectly, in the absence of such registration under the Act and qualification under applicable State Acts, or pursuant to an exemption from registration under the Act and/or qualification under applicable State Acts, the availability of which is to be established to the reasonable satisfaction of the Licensee.

                                 X.

Licensee's Obligations. Licensee shall be obligated to use its best efforts to perform hereunder as follows:

(A) To announce, copy, package and actively market the Product under the name Domain Registration SDK and Branding Kit or such other name or names as Licensee deems desirable.

(B) Acquire distribution for the Product through any reasonable, economically viable and available marketing and distribution vehicles.

(C) Provide ongoing support and maintenance to current and future licensees of the Product.

(D) Provide all relevant ownership notices on the Product, packaging and other supporting documentation or materials indicating that the copyright of the Product is in the name of Licensor, and that Licensor retains sole ownership of any and all trademarks.

(E) Provide to Licensor, upon written request, a comprehensive list of all sub-licensees of the product within thirty (30) days of the request, but in no event shall the Licensee be required to do so more than four times per year.

                                 XI.

Licensor's Obligations. Licensor shall be obligated to perform hereunder as follows:

(A) To the extent available, provide Licensee with a comprehensive customer list within thirty (30) days of the effective date of this Agreement.

(B) To the extent necessary or required by Licensee, provide technical advice to Licensee to enable Licensee to improve
Product, create ancillary components or provide support and maintenance to customers.

                                XII.

Representations and Warranties. Licensor represents and warrants to Licensee the following:

(A) Organization. Licensor is a corporation duly organized, validly existing, and in good standing under the laws of Wyoming, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Wyoming. All actions taken herein by the Incorporators, directors and shareholders of Licensor have been valid and in accordance with the laws of the State of Wyoming.

(B) Liabilities. The Product is not encumbered by any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in this Agreement. Licensor is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Product.

(C) Ability to Carry Out Obligations. Licensor has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Licensor and the performance by Licensor of its obligations hereunder will not cause, constitute, or conflict with or result in any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Licensor or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required.

(D) Full Disclosure. None of representations and warranties made by the Licensor, or in any certificate or memorandum furnished or to be furnished by the Licensor, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

(E) Compliance with Laws. Licensor has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to Licensor. Licensor has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

(F) Litigation. Licensor is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Licensor, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Licensor and Licensor is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

(G) Corporate Documents. Copies of each of the following documents, which are true complete and correct in all material respects, will be attached to and made a part of this Agreement:

(1)  Resolutions of the Board of Directors approving this Agreement.

(H) Documents. All minutes, consents or other documents pertaining to Licensor to be delivered at closing shall be valid and in accordance with the laws of Wyoming.

                              XIII.

Representations and Warranties. Licensee represents and warrants to Licensor the following:

(A) Organization. Licensee is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken herein by the Incorporators, directors and shareholders of Licensee have been valid and in accordance with the laws of the State of Nevada.

(B) Capital. The authorized capital stock of Licensee consists of 100,000,000 shares of common stock, $ .001 par value and 15,000,000 shares of preferred stock, no par value, of which none is currently issued and outstanding. All outstanding shares are fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Licensee to issue or to transfer from treasury any additional shares of its capital stock. All of the shareholders of Licensee have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Nevada.

(C) Absence of Changes. Since the date of the financial statements, there has not been any change in the financial condition or operations of Licensee, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

(D) Liabilities. Licensee does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in this Agreement, except as previously disclosed to Licensor. Licensee is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving Licensee or its common stock, except as previously disclosed to Licensor.

(E) Ability to Carry Out Obligations. Licensee has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Licensee and the performance by Licensee of its obligations hereunder will not cause, constitute, or conflict with or result in any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Licensee or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required.

(F) Full Disclosure. None of representations and warranties made by the Licensee, or in any certificate or memorandum furnished or to be furnished by the Licensee, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

(G) Compliance with Laws. Licensee has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to Licensee. Licensee has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

(H)  Litigation.   Licensee is not (and has not been) a
party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Licensee, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Licensee and Licensee is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

(I) Corporate Documents. Copies of each of the following documents, which are true complete and correct in all material respects, will be attached to and made a part of this Agreement:

(1)  Resolutions of the Board of Directors approving this Agreement.

(J) Documents. All minutes, consents or other documents pertaining to Licensee to be delivered at closing shall be valid and in accordance with the laws of Nevada.

(K) Title. The Shares to be issued to Licensor will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except the restrictions noted in Paragraph IX of this Agreement. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, the Licensor is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to Licensor. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to Licensor, impair, restrict or delay Licensor's voting rights with respect to the Shares.

                               XIV.

Additional Terms and Conditions. Other terms and conditions of the Agreement that both Parties have agreed to and have determined are material to this Agreement are as follows:

(A)  Board of Directors

Immediately upon the closing of the transaction, provided that all terms of this Agreement that are to be completed concurrently with the execution of this Agreement have been fulfilled by Licensor and Licensee, Brooks M. Freeman and Charles Bartell will resign from the Board of Directors of Licensee. The Board of Licensee will then appoint Gary Borglund, Gary Fox and Richard Overdorff to the Board of Directors. After such appointment, the Board of Directors will consist of these four Board members until such time as the Company holds its next annual elections for the Board of Directors or until such time as any Board member resigns.

(B)  Proxy to Pelham Associates, Inc.

Jon Richard Marple and Jon H. Marple, shareholders of Licensee (who each hold their stock as Joint Tenants with Rights of Survivorship with their spouses, Suzanne N. Marple and Mary E. Blake, respectively), hereby grant to Pelham, an irrevocable proxy to vote all of the shares currently owned by both individuals for a period not to exceed six (6) months. Said six
(6) month period shall commence on the date of the execution of this License Agreement.

(C)  Reverse Splits

Both Parties hereby agree that an important term in the License Agreement is that, for a period of twelve (12) months, from the date of the execution of the License Agreement, the New Board of Directors of Licensee will not subject the stock of Licensee to a reverse split of any kind. It is also agreed that Licensee is not precluded from forward splitting the common stock of Licensee.

(D)  Payment of Outstanding Debts

Before or concurrent with the execution of this License Agreement, the existing Board of Directors will resolve to pay off the outstanding liabilities of the Licensee, and specifically the amounts owed to Jon R. Marple, $149,874, and Jon H. Marple, $110,075, by May 31, 2001. Pursuant to the terms of this License Agreement and a Debenture Agreement, the debts owed to both Jon R. Marple and Jon H. Marple will be converted into a Convertible Debenture that provides that, at the option of the Debenture holder, if these debts have not been satisfied by May 31, 2001, then any amount outstanding owed to these parties will be convertible into equity of the Licensee at eighty (80) percent of the average of the five trading days' closing price for the five trading days prior to the Conversion Date, as defined in the Debenture Agreement. Newport Federal Financial, a third party who is currently owed approximately $280,000, has agreed to extend its period for repayment to July 2, 2001 at an interest rate of twelve (12) percent per annum.
It is understood and agreed that Newport Federal Financial will not be included in the Convertible Debenture, and that Newport Federal Financial must be repaid in cash and not in equity.

Furthermore, it is understood and agreed to by the Parties that the Licensee intends to raise capital for business operations once this transaction is consummated. It is further understood and agreed to that, from capital that is raised by the Licensee, until such time as the three creditors, listed above, have had their outstanding debts satisfied by the Licensee in full, one-half (50%) of any and all capital raised, after subtracting for fees related to the raising of the capital, will be paid to Newport Federal Financial first, and then to each of the Marples equally.

(E)  Term of Legal Representation

Subject to the terms of an agreement for legal services, parties of this Agreement hereby agree that The Law Offices of Marc R. Tow will represent Licensee on a going forward nature from the date of this Agreement for a three (3) year period. Duties in said representation shall include all matters relating to corporate and securities issues.

(F)  Funding Agreement

It is understood by the Parties to this Agreement that the Licensor is capable and has obtained an Equity Line of Credit, in an amount up to 2.5 Million Dollars, that will be provided to the Licensee upon the execution of this Agreement. It is understood that this funding is critical to the growth and expansion of the Licensee. The Equity Line of Credit will be available to the Licensee for a period not to exceed two (2) years from the first date of distribution to the Licensee.

                             XV.

Effective Date. The effective date of this Agreement shall be the date of execution of this Agreement.

                             XVI.

Termination. Upon material default by either party, the non-defaulting party must provide written notice to the party in default within sixty (60) days of said event of default of its intent to terminate this Agreement and the reason(s) therefore. The defaulting party shall have thirty (30) days from the date of receipt of said notice of intent to terminate to cure said default. In the event that the defaulting party substantially cures said default, this Agreement shall remain in full force and effect. In the event that the defaulting party fails to cure said default within thirty (30) days, then this Agreement shall terminate. Upon termination, neither party shall have the right to market or distribute the other party's work product, and a final accounting shall be conducted.

                              XVII.

Invalid Provision. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provision hereof, and in such instance, this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                             XVIII.

Limitations of Liability between Licensor and Licensee. In no event shall either party be liable to the other for incidental, indirect, special or consequential damages, or for lost profits, savings or revenues of any kind, or for lost data or downtime, regardless of being advised of the possibility of such damages. The cumulative liability of both parties for all claims relating to the Product or this Agreement, regardless of the form of action, whether in contract or in tort, including negligence, strict liability or otherwise, shall not exceed the total of all proceeds from the Product.

                               XIX.

Notices.  All notices required hereunder shall be forwarded as follows:

JustWebIt.com, Inc.
9 Mesa Lane
Colorado Springs, CO 80906
C/o Jon Richard Marple
Telephone: (719) 477-9938
Facsimile: (719) 477-9942

Pelham Associates, Inc.
3900 Birch Street, Suite 113
Newport Beach, California 92660
c/o Marc Tow
Telephone: (949) 975-0544
Facsimile: (949) 975-0547

                                  XX.

Governing Law; Resolution of Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any controversy or claim relating to this Agreement (whether contract, tort, or both) or to the breach of this Agreement shall be arbitrated by and in accordance with the then existing commercial arbitration rules of the Judicial Arbitration and Mediation Service ("JAMS"), in Orange County, California. The arbitrator may render a judgment awarding actual compensatory damages only, and no consequential, incidental, or punitive damages may be awarded by the arbitrator. Judgment on the award rendered by such arbitrator may be entered in any court having jurisdiction. Nothing in this Section shall affect either parties' right to bring an action or proceeding against the other in the courts of any jurisdiction where the purpose of such action or proceeding is to seek injunctive relief. In the event of any action or proceeding to enforce this Agreement, the successful or prevailing party will be entitled to recover its attorneys' fees actually incurred and other costs incurred in any such action or proceeding, in addition to any other relief to which it may be entitled.

                                XXI.

Entire Agreement. This Agreement shall constitute the entire agreement between the parties. Any modifications or amendments hereto shall be in writing and executed by the party to be charged.


LICENSEE:                                   LICENSOR:

JustWebIt.com, Inc.                         Pelham Associates, Inc.


/s/  Jon Richard Marple                     /s/  Marc Tow
By: Jon Richard Marple, President           By: Marc Tow, President

Date: February 16, 2001                     Date: February 16, 2001